SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------


                                    FORM 8-K


                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):  June 24, 2003


                         PHARMACEUTICAL RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



   DELAWARE                  FILE NUMBER 1-10827                      22-3122182
                                                                      ----------
(State or other            (Commission File Number)             (I.R.S. Employer
jurisdiction of                                              Identification No.)
incorporation or
organization)



ONE RAM RIDGE ROAD, SPRING VALLEY, NEW YORK                                10977
 (Address of principal executive offices)                             (Zip Code)




Registrant's telephone number, including area code: (845) 425-7100

Item 5.     OTHER EVENTS.
            ------------

REINCORPORATION OF PHARMACEUTICAL RESOURCES, INC.
-------------------------------------------------

     As of June 24, 2003, Pharmaceutical Resources, Inc. (the "Company") changed its state of incorporation from New Jersey to Delaware. The reincorporation was approved by a majority of the shareholders of the Company's outstanding shares, voting in person or by proxy, at its Annual Meeting of Shareholders held on June 19, 2003. The reincorporation was effected by merging the Company with and into Pharmaceutical Resources, Inc., a Delaware corporation and then a wholly-owned subsidiary of the Company, with the Delaware corporation surviving (the "Merger"). The reincorporation was effected primarily because the Company's board of directors believed that governance under Delaware law would permit the Company to manage its corporate affairs more effectively and efficiently than under New Jersey law. The reincorporation did not result in any change in the Company's business, management, assets, liabilities, board of directors, or location of its principal facilities or headquarters.

     Pursuant to the Merger, each share of common stock of the New Jersey corporation was automatically converted into one share of common stock, $.01 par value, of the Delaware corporation. It is not necessary for shareholders to exchange their existing stock certificates in the New Jersey corporation for stock certificates of the Delaware corporation. The Company's stock continues to be listed for trading on the New York Stock Exchange under the symbol "PRX."

     As a result of the reincorporation, the Company became the successor issuer to the New Jersey corporation under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will succeed to the New Jersey corporation's reporting obligations thereunder. Pursuant to Rule 12g-3(a) under the Exchange Act, the Company's common stock is deemed registered under Section 12(b) of the Exchange Act.

REINCORPORATION OF PAR PHARMACEUTICAL, INC.
-------------------------------------------

     On May 23, 2003, Par Pharmaceutical, Inc., the Company's wholly-owned, principal operating subsidiary ("Par"), also changed its state of incorporation from New Jersey to Delaware. The Par reincorporation was effected by merging Par with and into Par Pharmaceutical, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, with the Delaware corporation surviving. The Par reincorporation was approved by the Company as the sole shareholder of each of the merging entities. The Par reincorporation was effected primarily because Par's board of directors believed that governance under Delaware law would permit Par to manage its corporate affairs more effectively and efficiently than under New Jersey law. The Par reincorporation was not submitted for a vote to the Company's shareholders because such approval was not required under applicable law. In connection with and prior to Par's reincorporation, Par contributed its New Jersey operations to Par, Inc., a newly-formed Delaware corporation and a wholly-owned subsidiary of Par. Par, Inc. provides certain managerial and administrative services to Par on a fee basis.

     For further information about the reincorporations, please refer to the Company's Proxy Statement, filed with the Commission on May 13, 2003, which is incorporated herein by reference.


Item 7.     FINANCIAL STATEMENTS AND EXHIBITS.
            ---------------------------------

     (c)    Exhibits

            Set forth below is a list of exhibits included as part of this Current Report.

     EXHIBIT
     NUMBER            DESCRIPTION OF EXHIBIT
     -------           --------------------------------------------------------

     2.1               Agreement and Plan of Merger, dated as of May 12, 2003

     3.1 Certificate of Incorporation of Pharmaceutical Resources, Inc., a Delaware corporation

     3.2 By-Laws of Pharmaceutical Resources, Inc., a Delaware corporation

                                   SIGNATURES

     Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  July 9, 2003


                                    PHARMACEUTICAL RESOURCES, INC.
                                    ------------------------------
                                            (Registrant)



                                    By: /s/ DENNIS J. O'CONNOR
                                        --------------------------------
                                        Dennis J. O'Connor
                                        Vice President, Secretary and
                                        Chief Financial Officer

                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER            DESCRIPTION OF EXHIBIT
     -------           --------------------------------------------------------

     2.1               Agreement and Plan of Merger, dated as of May 12, 2003

     3.1 Certificate of Incorporation of Pharmaceutical Resources, Inc., a Delaware corporation

     3.2 By-Laws of Pharmaceutical Resources, Inc., a Delaware corporation